                                                                     Exhibit 3.3

                               The Commonwealth of Massachusetts

                                    MICHAEL JOSEPH CONNOLLY
                                       Secretary of State
                            ONE ASHBURTON PLACE, BOSTON, MASS: 02108

                                                          FEDERAL IDENTIFICATION

                                                          NO. 04-1609330

                            RESTATED ARTICLES OF ORGANIZATION

                             GENERAL LAWS, CHAPTER 168, SECTION 34C;
                   CHAPTER 172, SECTION 24 AND CHAPTER 156B, SECTIONS 70, 72

                This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of corporators adopting the attached amended and restated charter. Make check payable to the Commonwealth of Massachusetts.

                                    --------

                We, Arthur H. Meehan,                            President
                    Eugene R. Murray,                            Clerk
                                      Medford Savings Bank
        ------------------------------------------------------------------------
                                         (NAME OF BANK)

        located at 29 High Street, Medford, Massachusetts 02155 do hereby certify that the attached amended and restated charter of the Bank was duly adopted at a meeting held on June 29, 1993, at which a quorum was present, by unanimous consent, being at least two-thirds of the corporators present and entitled to vote thereon:

                1.  The name by which the corporation shall be known is: -

                    Medford Savings Bank

                2. The purposes for which the corporation is formed are as follows: -

                    See attached Amended and Restated Charter

C  / /
P  / /
M  / /
RA / /

   13
-------
  P.C.

        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                   WITHOUT PAR VALUE                   WITH PAR VALUE
                   -----------------         -----------------------------
CLASS OF STOCK      NUMBER OF SHARES         NUMBER OF SHARES    PAR VALUE
--------------      ----------------         ----------------    ---------
Preferred           ----------------               5,000,000       $.50

Common              ----------------              15,000,000       $.50


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

          See attached Amended and Restated Charter


*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

          See attached Amended and Restated Charter




*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          See attached Amended and Restated Charter




* If there are no such provisions, state "None".

                                                                       EXHIBIT A


                          AMENDED AND RESTATED CHARTER
                                       OF
                              MEDFORD SAVINGS BANK


     WHEREAS, a Charter was granted in the year 1869 to incorporate Medford Savings Bank (hereinafter referred to as the "Bank"), as a Massachusetts savings bank; and

     WHEREAS, the Bank in accordance with the laws and regulations of the Commonwealth of Massachusetts converted to a Massachusetts stock savings bank in 1986;

     The Charter of Medford Savings Bank is hereby amended and restated in its entirety to read as follows:

     ARTICLE 1. Corporate Title. The full corporate title of the Bank is "Medford Savings Bank."

     ARTICLE 2. Office. The main office of the Bank is located at 29 High Street, Medford, Massachusetts 02155 and may be changed from time to time by the Board of Directors of the Bank.

     ARTICLE 3. Powers. The Bank is a stock form savings bank chartered under Chapter 168 of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under law.

     ARTICLE 4. Duration.  The duration of the Bank is perpetual.

     ARTICLE 5. Capital Stock. The total number of shares of all classes of capital stock which the Bank is authorized to issue is 20,000,000 shares, of which 15,000,000 shares shall be common stock, $.50 par value per share, and 5,000,000 shares shall be preferred stock $.50 par value per share. The shares may be issued by the Bank from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

     A. Common Stock. Except as provided by law or in this Article 5 (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     Subject to Article 9 hereof, in the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of the Bank the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

     B. Preferred Stock. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), if required by law, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations, and restrictions thereof, including, but not limited to, determination of one or more of the following:

          (1) The distinctive serial designation and the number of shares constituting such series;

          (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

          (3) The voting powers, if any, of shares of such series;

          (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

          (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (8) The price or other consideration for which the shares of such series shall be issued; and

          (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.


     Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

     ARTICLE 6. Certain Business Combinations.

SECTION 1. Vote Required for Certain Business Combinations.

     A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by this Charter, and except as otherwise expressly provided in Section 2 of this Article 6:

          (1) any merger or consolidation of the Bank or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as herein defined) or
(b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Bank or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

          (3) the issuance or transfer by the Bank or any Subsidiary (in one transaction or a series of transactions) of any securities of the Bank or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

          (4) the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), any recapitalization of the Bank, any merger or consolidation of the Bank with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Bank or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

share require (subject to Section 2 of this Article 6) the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

     B. Definition of "Business Combination." The term "Business Combination" as used in this Article 6 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this Section 1.

SECTION 2. When Higher Vote Is Not Required.

     The provisions of Section 1 of this Article 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors then in office (as hereinafter defined); or

     B. Price and Procedure Requirements. All of the following conditions have been met:

          (1) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

               (b) the highest Fair Market Value per share of common stock on any date during the one-year period prior to and including the Announcement Date; and

               (c) (if applicable) the price per share equal to the product of
          (i) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article 6 as the

          "Determination Date"), whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

          (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

               (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Bank in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank;

               (c) the highest Fair Market Value per share of such class of Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

               (d) (if applicable) the price per share equal to the product of
          (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

          (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (4) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business
     Combination:

               (a) there shall have been (i) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series having a preference over the common stock of the Bank as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors; and
          (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

               (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

          (5) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Bank, whether in anticipation or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

          (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities
     Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Bank at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3. Certain Definitions.

     For the purpose of this Charter:

     A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

     B. "Interested Stockholder" shall mean any person (other than the Bank or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

          (2) is an Affiliate of the Bank and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by a majority of the Continuing Directors.

     C. A person shall be a "beneficial owner" of any shares of Voting Stock:

          (1) which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to Voting Stock (a) the right to acquire or direct acquisition of (whether such right is exercisable immediately or only after the passage of time or in the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of pursuant to any agreement, arrangement, understanding or otherwise; or

          (2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Bank; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

     G. "Continuing Director" means any member of the Board of Directors of the Bank (the "Board") who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     H. "Fair Market Value" means:

          (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

          (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

     I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of the Bank for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934. When persons act together for any such purpose, their group is deemed to have acquired their stock.

     J. In the event of any Business Combination in which the Bank survives, the phrase "other consideration to be received" as used in paragraphs B(1) and (2) of Section 2 of this Article 6 shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION 4. Powers of the Board of Directors.

     A majority of the Directors of the Bank (or, if there is an interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article 6, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of any class of securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article 6 have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Bank or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (F) any other matters of interpretation arising under this Article 6. The good faith determination of a majority of the Directors (or, if there is an Interested

Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article 6.

SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders.

     Nothing contained in this Article 6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     ARTICLE 7. Standards for Board of Directors' Evaluation of Offers. The Board of Directors of the Bank, when evaluating any offer of another person (as defined in Article 6 hereof) to (A) make a tender or exchange offer for any equity security of the Bank, (B) merge or consolidate the Bank with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on the Bank's present and future account holders, borrowers and employees; on the communities in which the Bank operates or is located; and on the ability of the Bank to fulfill the objectives of a Massachusetts-chartered stock form savings bank under applicable statutes and regulations.

     ARTICLE 8. Pre-emptive Rights. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Bank which may be issued.

     ARTICLE 9. Liquidation Account. The Bank has established and maintains a liquidation account for the benefit of account holders as of July 31, 1985 ("Eligible Account Holders") in accordance with applicable regulations of the Commissioner. In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's interest as a contingent creditor in the liquidation account, to the extent it is still in existence; provided, however, that an Eligible Account Holder's interest in the liquidation account shall not entitle such Eligible Account Holder to any rights of stockholders of the Bank, including, without limitation, any rights to vote at meetings of the Bank's stockholders.

     ARTICLE 10. (Intentionally Omitted)

     ARTICLE 11. Directors.

     The Bank shall be under the direction of a Board of Directors. The number of Directors shall not be fewer nor more than permitted by law. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually.

     Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than (i) eighty percent of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) two-thirds of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

     ARTICLE 12. Transactions with Interested Persons.

SECTION 1. Unless entered into in bad faith or in violation of any provision of this Amended and Restated Charter, no contract or transaction by the Bank shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

SECTION 2. For the purposes of this Article 12, "Interested Person" means any person or organization in any way interested in the Bank whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Bank is in any way interested.

SECTION 3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of this Amended and Restated Charter, no Interested Person, because of such interest, shall be liable to the Bank or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

SECTION 4. The provisions of this Article 12 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Bank at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

     ARTICLE 13. Acting as a Partner. The Bank may be a partner in any business enterprise which it would have power to conduct by itself.

     ARTICLE 14. Stockholders' Meetings. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

     ARTICLE 15. Call of Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if one is elected, the President or by the affirmative vote of a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     ARTICLE 16. Amendment of By-Laws. The By-Laws of the Bank may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of the Board of Directors of the Bank then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered and (iii) the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

     ARTICLE 17. Amendment of Charter. No amendment, addition, alteration, change or repeal of this Charter shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of the Bank then in office, and thereafter approved by the stockholders by not less than two-thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1, 2, 3 and 9 and the first sentence of
Article 5 of this Charter, by not less than a majority of the total votes eligible to be cast at a duly constituted meeting; provided, however, that if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office, prior to approval by the stockholders. Notwithstanding the foregoing, to the extent that any provision of this Charter stipulates stockholder approval by a vote of more than two-thirds of the total votes eligible to be cast by stockholders in the election of directors, and if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended, altered, changed or repealed after approval by the same vote required by such provision, unless such amendment, alteration or repeal shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of two-thirds of the total votes eligible to be cast by the stockholders shall be required. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles ...............
 ...............................................................................
     (*If there are no such amendments, state "None".)

               Briefly describe amendments in space below:

See attached Amended and Restated Charter



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 22nd day of July in the year 1993

/s/ Arthur H. Meehan
 .........................................
    Arthur H. Meehan
    President and Chief Executive Officer

/s/ Eugene R. Murray
 .........................................
    Eugene R. Murray
    Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
               (GENERAL LAWS, CHAPTER 168, 172 & 156, SECTION 74)


I hereby approve the within Amended and Restated Charter and, the filing fee in the amount of $300.00 having been paid, said Charter is deemed to have been filed with me this 26th day of July, 1993.


                                             /s/ Michael Joseph Connolly
                                             --------------------------------
                                                 Michael Joseph Connolly
                                                   Secretary of State

Amended and Restated Charter
approved this 23rd day of July, 1993

/s/ Alan Morse
------------------------------------
Commissioner of Banks


                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

           TO:   Paul W. Lee, Esq.
                 Goodwin, Procter & Hoar
           ..........................................................
                 Exchange Place
           ..........................................................
                 Boston, MA 02109
           ..........................................................

           Telephone          (617) 570-1590
                    .................................................

                                               Copy Mailed